UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2011

EQUITY ONE, INC.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.)

1600 NE Miami Gardens Drive North Miami Beach, Florida	33179
(Address of principal executive offices)	(Zip Code)

(305) 947-1664

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 26, 2011, Equity One, Inc. (“Equity One”) and certain of its subsidiaries and affiliates (collectively, the “Sellers”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with BRE Southeast Retail Holdings, LLC (the “Purchaser”), an affiliate of Blackstone Real Estate Partners VII L.P., pursuant to which the Sellers agreed to sell to the Purchaser 36 shopping centers, comprising approximately 3.9 million square feet, for $473.1 million in cash subject to adjustment for debt assumed and other closing pro-rations, allocations and adjustments. These assets included properties subject to mortgage loans with an aggregate principal balance of approximately $177.4 million as of June 30, 2011. Closing of the transaction is expected to occur in the fourth quarter of 2011 and is subject to customary closing conditions. The shopping centers being sold pursuant to the Purchase Agreement are primarily located in the Atlanta, Georgia, Orlando, Florida and Tampa, Florida markets, with additional properties located in the states of Alabama, Maryland, North Carolina, South Carolina and Tennessee.

Item 2.06	Material Impairments

On September 26, 2011, Equity One determined that, as a result of entering into the Purchase Agreement, it will be required to recognize a net impairment charge of approximately $32 million to $36 million in the quarter ending September 30, 2011, including approximately $17 million related to unamortized debt discounts on mortgages that are to be assumed by the Purchaser. Included in the impairment charge is approximately $7 million to $9 million of estimated future cash expenditures for transaction related expenses.

Item 7.01	Regulation FD Disclosure

On September 26, 2011, Equity One issued a press release announcing that it had entered into the Purchase Agreement. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to Equity One, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 99.1       Press release dated September 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.

Date: September 30, 2011	By:	/s/ Mark Langer
Mark Langer Executive Vice President
and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press release dated September 26, 2011.